Exhibit 99.1

FOR IMMEDIATE RELEASE	JULY 27, 2005

Castelle Reports Strong Financial Results for Second Quarter and First Half of 2005

MORGAN HILL, CA – July 27, 2005 – Castelle® (Nasdaq: CSTL), a leader in ‘all-in-one’ network fax solutions for the business and enterprise markets, today announced strong financial and operational results for the second quarter and six months ended June 30, 2005.

Sales for the second quarter of 2005 totaled $2.85 million, up 6% from $2.69 million in the second quarter of 2004. This represents the Company’s highest quarterly sales figure since the fourth quarter of 2000. For the first six months of 2005, sales were $5.44 million, an increase of 4% from $5.23 million in the first half of 2004.

Net income for the second quarter of 2005 was $316,000, or $0.07 per fully diluted share, up 133% from $146,000, or $0.03 per fully diluted share, in the second quarter of 2004. Results for the second quarter of 2004 included a provision for income taxes of $121,000. There was no income tax provision in the second quarter of 2005. Net income in the second quarter of 2005 was negatively impacted by approximately $80,000, or $0.02 per fully diluted share, as a result of accounting and legal fees related to the restatement of the Company’s historical financial statements included in its December 31, 2004 Form 10-K.

For the six months ended June 30, 2005, net income totaled $451,000, or $0.10 per fully diluted share, up 67% from $275,000, or $0.06 per fully diluted share, in the first half of 2004. The 2004 results included a provision for income taxes of $219,000. There was no income tax provision for the six months ended June 30, 2005. Net income for the first six months of 2005 was negatively impacted by approximately $240,000, or $0.05 per fully diluted share, as a result of accounting and legal fees related to the Company’s restatement of historical financial statements referred to above.

Castelle’s cash position reached the highest level since the second quarter of 1998. As of June 30, 2005, cash and cash equivalents totaled $6.35 million, compared to $5.91 million as of March 31, 2005 and $5.60 million as of December 31, 2004. The Company continues to operate with virtually no long-term debt.

“The rise in sales and earnings in the second quarter of 2005 represented one of Castelle’s strongest quarters in recent years as reflected by continued and increasing demand for our products and services worldwide,” said Scott McDonald, President and CEO of Castelle. “As indicated by our financial results, we are successfully executing a major product transition by introducing our FaxPress Premier™ enterprise network fax servers to the market while simultaneously phasing out our print server and storage server product lines.”

Exhibit 99.1

During the second quarter, Castelle released FaxPress Premier 4.0 software, which includes a customizable navigation pane, one-click "Drag & Drop" features, and expanded routing capabilities. The Company also was named to the Fortune Small Business 100 List of America's fastest growing small companies. In the past three months, Castelle has exhibited its products at major expositions in Tokyo, Amsterdam, Boston, Philadelphia and Florida, and has been named a “Xerox Alliance Partner” in North America and Europe.

About Castelle

Castelle, a market leader in ‘all-in-one’ network fax solutions for business and enterprise, develops office automation systems that allow organizations to easily implement faxing over local area networks and the Internet. Castelle's network fax servers, FaxPress™ and FaxPress Premier™, provide a simple way to integrate fax with email, desktop and back-end applications. Castelle products are designed to be easy to use and maintain, and provide an economical way for companies to share resources over the network. Castelle was founded in 1987 and is headquartered in Morgan Hill, California. Its products are available through a worldwide network of distributors, resellers, and online retailers. Visit Castelle online at www.castelle.com.

If you would like to be added to Castelle's investor email list, please contact Karin Smith at ksmith@castelle.com.

FaxPress™ and FaxPress Premier™ are trademarks of Castelle. All other trademarks are the property of their respective owners.

Forward-Looking Statements

This press release may contain forward-looking statements, including but not limited to references to sales growth and our ability to successfully expand our product offering and remain profitable. These statements are subject to risks and uncertainties, including but not limited to the impact on our results from fluctuations in demand for our products, introduction of new products by our competitors, the timely development, acceptance and pricing of new products, the effectiveness of our cost control and productivity improvement procedures, our ability to contain services costs for our independent auditors and general economic conditions as they affect the Company's customers. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements as contained in our reports to the Securities and Exchange Commission, including our Forms 10-K and 10-Q. The Company assumes no obligation to update the forward-looking information.

Exhibit 99.1

CASTELLE
Condensed Consolidated Statements of Earnings
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Sales:
Products	$ 2,116	$ 2,090	$ 4,009	$ 4,102
Services	730	601	1,431	1,128
Total net sales	2,846	2,691	5,440	5,230

Cost of sales:
Products	674	592	1,216	1,231
Services	258	216	528	414
Total cost of sales	932	808	1,744	1,645

Gross profit	1,914	1,883	3,696	3,585

Operating expenses:
Research and development	418	428	857	842
Sales and marketing	618	675	1,216	1,270
General and administrative	582	508	1,217	973
Total operating expenses	1,618	1,611	3,290	3,085

Operating income	296	272	406	500

Other income/(expense), net	20	(5)	45	(6)
Income before income taxes	316	267	451	494

Provision for income taxes	--	121	--	219
Net income	$ 316	$ 146	$ 451	$ 275

Net income per common share :
Basic	$ 0.08	$ 0.04	$ 0.12	$ 0.08
Diluted	$ 0.07	$ 0.03	$ 0.10	$ 0.06

Shares used in per share calculation:
Basic	3,871	3,573	3,843	3,536
Diluted	4,460	4,428	4,463	4,439

As a percentage of net sales:
Sales:
Products	74.3%	77.7%	73.7%	78.4%
Services	25.7%	22.3%	26.3%	21.6%
Total net sales	100.0%	100.0%	100.0%	100.0%

Cost of sales:
Products	23.7%	22.0%	22.4%	23.6%
Services	9.0%	8.0%	9.7%	7.9%
Total cost of sales	32.7%	30.0%	32.1%	31.5%

Gross profit	67.3%	70.0%	67.9%	68.5%

Exhibit 99.1

Operating expenses:
Research and development	14.7%	15.9%	15.8%	16.1%
Sales and marketing	21.7%	25.1%	22.3%	24.3%
General and administrative	20.5%	18.9%	22.3%	18.6%
Total operating expenses	56.9%	59.9%	60.4%	59.0%

Operating income	10.4%	10.1%	7.5%	9.5%

Other income/(expense), net	0.7%	(0.2%)	0.8%	(0.1%)
Income before income taxes	11.1%	9.9%	8.3%	9.4%

Provision for income taxes	0.0%	4.5%	--	4.1%
Net income	11.1%	5.4%	8.3%	5.3%

Exhibit 99.1

CASTELLE
Condensed Consolidated Balance Sheets

(Unaudited)

	June 30, 2005	December 31, 2004

Assets:
Current Assets:
Cash and cash equivalents	$ 6,350	$ 5,599
Accounts receivable, net	723	857
Inventories	1,553	1,785
Prepaid Expenses and other current assets	178	130
Deferred Taxes	231	231
Total current assets	9,035	8,602

Property and equipment, net	203	203
Other non-current assets	46	50
Deferred taxes, non-current	1,292	1,292

Total assets	$ 10,576	$ 10,147

Liabilities and Shareholders' Equity
Current liabilities:
Long-term debt, current portion	$ 15	$ 15
Accounts payable	277	511
Accrued liabilities	1,098	1,073
Deferred revenue	1,334	1,253
Total current liabilities	2,724	2,852

Long-term debt, net of current portion	5	14
Total liabilities	2,729	2,866

Shareholders' equity	7,847	7,281

Total liabilities and shareholder's equity	$ 10,576	$ 10,147

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Contact Information:

Scott C. McDonald	Karin Smith
President & Chief Executive Officer	Director of Marketing
Tel. 408.852.8000	Tel. 408.852.8034
Fax 408.852.8100	Fax 408.852.8134